Greektown Superholdings, Inc., 8-K
Exhibit 4.1

RIGHTS AGREEMENT

DATED AS OF DECEMBER 31, 2012

BETWEEN

GREEKTOWN SUPERHOLDINGS, INC.

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

-i-

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of December 31, 2012 (this “Agreement”), between Greektown Superholdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, effective December 30, 2012 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) authorized and declared a distribution of one Right (each, a “Right”) for (i) each share of Series A-1 Common Stock, par value $0.01 per share (the “Series A-1 Common Stock”), (ii) each share of Series A-2 Common Stock, par value $0.01 per share (the “Series A-2 Common Stock” and, together with the Series A-1 Common Stock, the “Company Common Stock”), (iii) each share of Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), and (iv) each share of Series A-2 Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Company Preferred Stock” and together with the Company Common Stock, the “Company Voting Stock”), in each case, of the Company outstanding at the Close of Business (as defined below) on January 15, 2013 (the “Record Date”) and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Voting Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and, except as otherwise provided in Section 22, the Distribution Date (as defined below), each Right initially representing the right to purchase upon the terms and subject to the conditions hereinafter set forth one Unit (as defined below) of Series A-1 Common Stock;

WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights; and

WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof,

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.               Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)  (i)      “Acquiring Person” shall mean any Person or group, together with all Affiliates and Associates of such Person or a Person that is a member of such group, who or which has become the Beneficial Owner of twenty five percent (25%) or more of the shares of Company Voting Stock then outstanding.

C-1

(ii) An Acquiring Person shall not include (A) the Company, (B) any Subsidiary of the Company, (C) any employee benefit and/or savings plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (D) any Person who falls within the definition of an Acquiring Person pursuant to Section 1(a)(i), but falls within such definition solely as a result of a reduction in the number of shares of Company Voting Stock (or securities convertible into or exchangeable for Company Voting Stock) outstanding due to the acquisition of Beneficial Ownership of shares of Company Voting Stock by the Company unless and until such Person, after that such Person has become an Acquiring Person as a result of such acquisition of Beneficial Ownership of Company Voting Stock by the Company, acquires Beneficial Ownership of any additional shares of Company Voting Stock, (E) any Person who qualifies as an Acquiring Person pursuant to Section 1(a)(i), if the Board of Directors determines in good faith that a Person who would not otherwise be an Acquiring Person had become such solely as a result of an inadvertent acquisition (including, without limitation, because (x) such Person was unaware that it beneficially owned a percentage of the Company Voting Stock that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the foregoing provisions of Section 1(a)(i), or (y) such Person was aware of the extent of the Company Voting Stock it beneficially owned but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), without any intention of changing or influencing the control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Company Voting Stock so that such Person would no longer be an Acquiring Person pursuant to Section 1(a)(i), (F) any Person who enters into the Minority Shareholder Protection Agreement, provided, however, that if such Person subsequently violates the terms of the Minority Shareholder Protection Agreement, then such Person shall become and Acquiring Person, and (G) any Person who beneficially owns 25% or more of the Company Voting Stock outstanding as of the date of this Agreement, provided, however, that if such Person (or group together with Affiliates and Associates of such Person) (X) acquires any additional shares of Company Voting Stock after the date of this Agreement, or (Y) undertakes any action that would be prohibited by Article I of the Minority Shareholder Protection Agreement, such Person shall become an Acquiring Person.

(b)           “Act” shall mean the Securities Act of 1933, as amended.

(c)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of Regulation 12B promulgated under the Exchange Act as such rule is in effect on the Record Date.

(d)           A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “beneficially own,” and shall be deemed to have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire or obligation to acquire (whether such right is exercisable or obligation is required to be performed immediately, only after the passage of time or only after the occurrence of an event or events) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until, but not before, such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(f) hereof in connection with an adjustment made with respect to any Original Rights;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned (pursuant to subparagraphs (i) and (ii) of this paragraph (d)), directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit and/or savings plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan;

(iv) in respect of which such Person or any of such Person’s Affiliates or Associates has a Synthetic Long Position that has been disclosed in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission pursuant to Regulation 13D−G or Regulation 14D under the Exchange Act in respect of which shares of Common Stock are the “subject security” (as such term is used in such Regulations);

provided, however, that nothing in this paragraph (d) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(e)           “Board” shall have the meaning set forth in the recitals at the beginning of this Agreement.

(f)            “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(g)           “Close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h)           “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person.

(i)            “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(j)            “Company Common Stock” shall have the meaning set forth in the recitals at the beginning of this Agreement.

(k)           “Company Preferred Stock” shall have the meaning set forth in the recitals at the beginning of this Agreement.

(l)            “Company Voting” shall have the meaning set forth in the recitals at the beginning of this Agreement.

(m)          “Current Market Price” shall have the meaning set forth in Section 11(b) hereof.

(n)           “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)           “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(p)           “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(q)           “Exchange Ratio” shall have the meaning set forth in Section 24 hereof.

(r)            “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(s)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t)            “Minority Shareholder Protection Agreement” shall mean the Minority Shareholder Protection Agreement to be executed under certain circumstances by a Person that might otherwise be deemed an Acquiring Person pursuant  to the terms of this Agreement, substantially the form of Exhibit A hereto

(u)           “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(v)           “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(w)          “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(x)            “Qualified Offer” shall have the meaning set forth in Section 11(a)(ii) hereof.

(y)           “Record Date” shall have the meaning set forth in the recitals at the beginning of this Agreement.

(z)            “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(aa)         “Rights” shall have the meaning set forth in the fourth recital clause at the beginning of this Agreement.

(bb)         “Rights Agent” shall have the meaning set forth in the introductory paragraph of this Agreement.

(cc)         “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(dd)         “Rights Dividend Declaration Date” shall have the meaning set forth in the fourth recital clause at the beginning of this Agreement.

(ee)         “Section 11(a)(ii) Event” shall mean any event described in the predicate of Section 11(a)(ii) hereof.

(ff)           “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(gg)         “Shortfall Shares” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh)         “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ii)           “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(jj)           “Synthetic Long Position” shall mean any option, warrant, convertible security, stock appreciation right or other contractual right (other than the Rights), whether or not presently exercisable, which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to shares of Company Voting Stock or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of shares of Company Voting Stock, whether or not such right is subject to settlement in whole or in part in shares of Company Voting Stock, and which increases in value as the value of shares of Company Voting Stock increases or which provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of shares of Company Voting Stock, but shall not include:

(i)             rights of a pledgee under a bona fide pledge of shares of Company Voting Stock;

(ii)            rights of all holders of shares of Company Voting Stock to receive shares of Company Voting Stock pro rata, or obligations to dispose of shares of Company Voting Stock, as a result of a merger, exchange offer or consolidation involving the Company;

(iii)           rights or obligations to surrender shares of Company Voting Stock, or have shares of Company Voting Stock withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

(iv)           interests in broad based index options, broad based index futures and broad based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

(v)            interests or rights to participate in employee benefit and/or savings plans of the Company held by employees or former employees of the Company; or

(vi)           options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

The number of shares of Company Voting Stock in respect of which a Person has a Synthetic Long Position shall be the notional or other number of shares of Company Voting Stock specified in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission pursuant to Regulation 13D−G or Regulation 14D under the Exchange Act in respect of which shares of Company Voting Stock are the “subject security” (as such term is defined in such Regulations) or in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Company Voting Stock is specified in such filing or documentation, as determined by the Board in good faith to be the number of shares of Company Voting Stock to which the Synthetic Long Position relates

(kk)          “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities or other equity interests sufficient to elect at least a majority of the directors of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(ll)            “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(mm)        “Trading Day” shall have the meaning set forth in Section 11(b) hereof.

(nn)         “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(oo)         “Trust” shall have the meaning set forth in Section 24(a) hereof.

(pp)         “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

(qq)         “Unit” shall mean three-quarters (0.75) of a share of Series A-1 Common Stock.

Section 2.               Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agents.

Section 3.               Issuance of Rights Certificates.

(a)           Until the earlier of (i) the close of business on the tenth (10th) calendar day after the Stock Acquisition Date, or (ii) the close of business on the tenth (10th) calendar day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit and/or savings plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d- 2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) or (c) of this Section 3) by the balances indicated in the book-entry account system of the transfer agent for the Company Voting Stock registered in the names of the holders of the Company Voting Stock (which shares of Company Voting Stock shall be deemed also to be certificates for Rights) or, in the case of certificated shares, the certificates for the Company Voting Stock registered in the names of the holders of the Company Voting Stock (which certificates for Company Voting Stock shall be deemed also to be certificates for Rights), and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Voting Stock (including, without limitation, a transfer to the Company).  As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage-prepaid mail, to each record holder of the Company Voting Stock as of the close of business on the Distribution Date, or, with respect to Company Voting Stock so issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such Company Voting Stock on the date of issuance, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Company Voting Stock so held, subject to adjustment as provided herein.  In the event that an adjustment in the number of Rights per share of Company Voting Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights (calculated in accordance with Section 14(a) hereof).  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)           The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”) to any holder of Rights who may so request from time to time prior to the Expiration Date.  With respect to the Company Voting Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Company Voting Stock or, in the case of certificated shares, such certificates for the Company Voting Stock, and the registered holders of the Company Voting Stock shall also be the registered holders of the associated Rights.  Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Company Voting Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Company Voting Stock.

(c)           Rights shall be issued in respect of all shares of Company Voting Stock which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date.

(i)             Confirmation and account statements sent to holders of shares of Company Voting Stock in book-entry form (which shares of Company Voting Stock shall be deemed also to represent certificates for Rights) shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Greektown Superholdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), dated as of December 31, 2012 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates. The Rights Agent will mail to the holder of shares to which this statement relates a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to shares of Company Voting Stock in book-entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earlier of (x) the Distribution Date or (y) the Expiration Date, the Rights associated with the Company Voting Stock represented by such shares of Company Voting Stock shall be evidenced by such shares of Company Voting Stock alone and registered holders of Company Voting Stock shall also be the registered holders of the associated Rights, and the transfer of any of such shares of Company Voting Stock shall also constitute the transfer of the Rights associated with such shares of Company Voting Stock.

The absence of the foregoing legend on any confirmation or account statement shall in no way affect any of the other provisions of this Agreement.

(ii)            Certificates representing such shares of Company Voting Stock shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Greektown Superholdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), dated as of December 31, 2012 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (x) the Distribution Date or (y) the Expiration Date, the Rights associated with the Company Voting Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Company Voting Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such shares of Company Voting Stock represented by such certificates.

The absence of the foregoing legend on any certificate shall in no way affect any of the other provisions of this Agreement.

Section 4.               Form of Rights Certificates.

(a)           The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate but which do not affect the duties, rights or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units of Series A-1 Common Stock as shall be set forth therein at the price set forth therein (such exercise price per Unit, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)           Any Rights Certificate issued pursuant to Section 3(a), Section 11(f) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a direct or indirect transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) or Section 11 hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The absence of the foregoing legend on any Right Certificates shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e).  The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agreement with such legended Rights Certificate.

Section 5.               Countersignature and Registration.

(a)           The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)           Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.               Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)           Subject to the provisions of this Agreement, including, without limitation, Section 4(b), Section 7(e), Section 11, Section 14 and Section 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Series A-1 Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.  Thereupon the Rights Agent shall, subject to this Agreement, including, without limitation, Section 4(b), Section 7(e), Section 11, Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.  The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)           Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.              Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           Subject to Section 7(e) hereof, at any time after, but not before, the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Series A-1 Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., New York City time, on December 30, 2015, or such later date as may be established by the Board prior to the expiration of the Rights (such date, as it may be extended by the Board, the “Final Expiration Date”) or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”).

(b)           The Purchase Price for each Unit of Series A-1 Common Stock pursuant to the exercise of a Right initially shall be 100% of the then Current Market Price (determined pursuant to Section 11(d) hereof) of three-quarters (0.75) of one share of Series A-1 Common Stock, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)           Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the aggregate Purchase Price for the number of Units of Series A-1 Common Stock (or, following a Triggering Event, other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Series A-1 Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Units of Series A-1 Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Series A-1 Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such total number of Units of Series A-1 Common Stock as are to be purchased (in which case certificates for the shares of Series A-1 Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A-1 Common Stock would be issued.

(d)           In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate or its duly authorized assigns, registered in such name or names as may be designated by such holder, subject to the provisions of Section 6 and Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

Section 8.              Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.              Reservation and Availability of Company Voting Stock.

(a)           Subject to the Company’s rights under Section 11(a)(iii) to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Series A-1 Common Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of other securities or out of its authorized and issued shares held in its treasury), the number of shares of Series A-1 Preferred Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement including, without limitation, Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement; provided, however, that such action need not be taken with respect to shares of Series A-1 Common Stock (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable, and with respect to shares of Series A-1 Common Stock and/or other securities issuable upon the occurrence of a Triggering Event, until the occurrence of such event.

(b)           So long as the shares of Series A-1 Common Stock (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or authorized for quotation on any inter-dealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon or quoted on such system official notice of issuance upon such exercise.

(c)           The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof, or as soon as is required by applicable law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded, each time with prompt notice thereof to the Rights Agent.  In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend, with prompt notice thereof to the Rights Agent, the exercisability of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

(d)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Units of Series A-1 Common Stock (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)           The Company further covenants and agrees that, subject to Sections 6 and 7(c) hereof, it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Units of Series A-1 Common Stock (or other securities, as the case may be) upon the exercise of Rights.  The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Units of Series A-1 Common Stock (or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Units of Series A-1 Common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.            Series A-1 Common Stock Record Date.  Each Person in whose name any entry in the bank-entry account system of the Company’s transfer agent or certificate for a number of Units of Series A-1 Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Series A-1 Common Stock (or other securities, as the case may be) represented thereby on, and such entry in the bank-entry account system of the Company’s transfer agent or certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A-1 Common Stock (or other securities, as the case may be) transfer books of the Company are closed or a date on which the exercisability of the Right is suspended pursuant to Section 9(c), such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such entry in the bank-entry account system of the Company’s transfer agent or certificate shall be dated, the next succeeding Business Day on which the Series A-1 Common Stock (or other securities, as the case may be) transfer books of the Company are open or the next succeeding Business Day on which such suspension is no longer in effect.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.            Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)  (i)  In the event the Company shall at any time after the date of this Agreement issue any shares of its capital stock in a reclassification of the Series A-1 Common Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the number and kind of shares of capital stock issuable on the effective date of such reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Series A-1 Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such reclassification.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(i)             Do not remove this number.

(ii)            In the event any Person, at any time after the date of this Agreement is or becomes an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Company Voting Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Company Voting Stock at a price and on terms determined prior to such Person's becoming an Acquiring Person by at least a majority of the members of the Board who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to shareholders (taking into account all factors which such members of the Board deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders (a “Qualified Offer”), then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at fifty percent (50%) of the then current Purchase Price in accordance with the terms of this Agreement, such number of Units of Series A-1 Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (which, following such first occurrence, notwithstanding Sections 1(y) and 4(a) shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement); provided, however, that the Purchase Price and number of Units for which a Right is exercisable shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

(iii)           In the event that after the Distribution Date or the occurrence of a Section 11(a)(ii) Event the number of shares of Series A-1 Common Stock which are authorized by the Company’s Certificate of Incorporation, as amended and restated, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company by vote of a majority of the Board shall, to the extent permitted by applicable law, including gaming laws, and any material agreements then in effect to which the Company is a party, (A) determine the value of the total number of shares of Series A-1 Common Stock that cannot be issued upon the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a) (the “Shortfall Shares”) (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the pro rata number of Shortfall Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Company Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Company Common Stock (such shares of preferred stock or other equity securities being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Distribution Date or, in the case of a Section 11(a)(ii) Event, the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law, including gaming laws, and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Series A-1 Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  For purposes of the preceding sentence, the term “Spread” shall mean (i) the Current Value divided by the number of Rights then outstanding, less (ii) the Purchase Price.  If the Board determines in good faith that it is likely that sufficient additional shares of Series A-1 Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Distribution Date or the Section 11(a)(ii) Trigger Date, as the case may be, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, each time with prompt notice thereof to the Rights Agent.  For purposes of this Section 11(a)(iii), the value of each Shortfall Share shall be the Current Market Price per share of the Common Stock on the Distribution Date or the Section 11(a)(ii) Trigger Date, as the case may be, and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Series A-1 Common Stock on such date.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Series A-1 Common Stock upon exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)           For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Company Voting Stock on any date shall be deemed to be the average of the daily closing prices per share of such Company Voting Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Company Voting Stock on any date shall be deemed to be the average of the daily closing prices per share of such Company Voting Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Company Voting Stock is determined during a period following the announcement by the issuer of such Company Voting Stock of (A) a dividend or distribution on such Company Voting Stock payable in shares of such Company Voting Stock or securities convertible into shares of such Company Voting Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Company Voting Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading or such subdivision, combination or reclassification, as applicable.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the shares of Company Voting Stock are listed or admitted to trading or, if the shares of Company Voting Stock are not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by any such system then in use, or, if on any such date the shares of Company Voting Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Company Voting Stock selected by the Board.  If on any such date no market maker is making a market in the Company Voting Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used.  The term “Trading Day” shall mean a day on which the principal United States national securities exchange on which the shares of Company Voting Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Company Voting Stock are not listed or admitted to trading on any United States national securities exchange, a Business Day.  If the Company Voting Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent, shall be binding on the Rights Agent and the holders of the Rights and shall be conclusive for all purposes.

(c)           Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price (other than adjustments pursuant to Section 11(a)(ii)) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest tenth of a share of Series A-1 Common Stock or other share, as the case may be.  Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of (i) two (2) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(d)           If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Series A-1 Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A-1 Common Stock contained in Sections 11(a), (c), (e), (f), (g), (h), and (j), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series A-1 Common Stock shall apply on like terms to any such other shares.

(e)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series A-1 Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(f)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Series A-1 Common Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series A-1 Common Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-tenth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement with prompt notice thereof to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(g)           Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series A-1 Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Series A-1 Common Stock which were expressed in the initial Rights Certificates issued hereunder.

(h)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated par value, if any, of the shares of capital stock of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such shares of capital stock of the Company at such adjusted Purchase Price.

(i)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Units of Series A-1 Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Series A-1 Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(j)            Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Company Voting Stock, (ii) issuance wholly for cash of any shares of Company Voting Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Company Voting or securities which by their terms are convertible into or exchangeable for shares of Company Voting Stock, (iv) dividends on shares of Company Voting Stock payable in shares of Company Voting Stock or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Company Voting Stock shall not be taxable to such stockholders.

(k)           The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(l) hereof), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(l) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(l) hereof), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(l)            The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(m)          Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Voting Stock payable in shares of Company Voting Stock, (ii) subdivide the outstanding shares of Company Voting Stock, or (iii) combine the outstanding shares of Company Voting Stock into a smaller number of shares, the number of number of shares of Series A-1 Common Stock consitituting a Unit associated with each Right associated with each outstanding share of Company Voting Stock is exercisable, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of shares of Series A-1 Common Stock constituting a Unit thereafter associated with each Right associated with such share of Company Voting Stock outstanding immediately following any such event shall equal the result obtained by multiplying the number of shares of Series A-1 Common Stock constituting a Unit associated with each Right associated with each share of Company Voting Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Company Voting Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Voting Stock outstanding immediately following the occurrence of such event.

(n)           Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding shares of Common Stock shall be changed into or exchanged for shares of Common Stock of the surviving corporation of such consolidation or merger (the “Surviving Corporation”), then proper provision shall be made so that Rights shall be associated with each share of Common Stock of the Surviving Corporation, except as provided in Section 7(e) hereof, such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Voting Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Surviving Corporation which the shares of Company Voting Stock were changed into or exchanged for pursuant to the consolidation or merger.  Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

Section 12.            Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed, statement of the facts and computations accounting for such adjustment and (b) promptly file with the Rights Agent, and with each transfer agent for the Company Voting Stock, a copy of such certificate.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

Section 13.            Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)           In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall engage in a share exchange with or shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(l) hereof), and the Company shall not be the continuing or surviving corporation of such share exchange, consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(l) hereof) shall engage in a share exchange with or consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Company Voting Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(l) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:

(i)             each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Series A-1 Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying such number of three-quarters (0.75) of a share of Series A-1 Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(b) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;

(ii)            such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii)           the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv)           such Principal Party shall take such steps (including, without limitation, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

(v)            the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable.

(b)           “Principal Party” shall mean:

(i)             in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which shares of Common Stock of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)            in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)           The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)             prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)            take such all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including, without limitation, the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)           will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)           In the event that the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the Current Market Price (determined pursuant to Section 11(b)) per share of Common Stock or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than such Current Market Price per share of Common Stock (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)           The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(f)            Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Company Voting Stock pursuant to a tender offer or exchange offer for all outstanding shares of Company Voting Stock which is a Qualified Offer as such term is defined in Section 11(a)(ii) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Company Voting Stock offered in such transaction is not less than the price per share of Company Voting Stock paid to all holders of shares of Company Voting Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Company Voting Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.            Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(m) hereof, or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by such system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)           The Company shall not be required to issue fractions of shares of Series A-1 Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Series A-1 Common Stock.  In lieu of fractional shares of Series A-1 Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Series A-1 Common Stock.  For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price of one share of Series A-1 Common Stock (as determined pursuant to Section 11(b) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(d)           The Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

Section 15.            Rights of Action.  All rights of action in respect of this Agreement excepting the rights of action given to the Rights Agent under this Agreement hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Company Voting Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Company Voting Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Company Voting Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.            Agreement of Rights Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Voting Stock;

(b)          after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and executed;

(c)           subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the book-entry account system of the transfer agent for the Company Voting Stock or, in the case of certified shares, the associated Company Voting Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the balance indicated in the book-entry account system of the transfer agent for the Company Voting Stock or, in the case of certified shares, the associated Company Voting Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17.            Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Units of Series A-1 Common Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent and hold it harmless against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the performance of the Right Agent’s duties hereunder, including, without limitation, the costs and expenses of defending against any claim of liability in the premises.

(b)           The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of the Right Agent’s duties hereunder in reliance upon any Rights Certificate or the balance indicated in the book-entry account system of the transfer agent for the Company Voting Stock or, in the case of certified shares, certificate for Company Voting Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

(c)           The indemnity provided in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.  The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.            Duties of Rights Agent.  The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 3, Section 11, Section 13, Section 23 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A-1 Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Series A-1 Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, suffered by or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as finally determined by a court of competent jurisdiction).

(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l)            The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

Section 21.            Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Company Voting Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Company Voting Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.            Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Company Voting Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Company Voting Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.            Redemption and Termination.

(a)           The Company may, at its option, by action of a majority of the Board, at any time prior to the earlier of (i) the close of business on the tenth (10th) calendar day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) calendar day following the Record Date), or (ii) the close of business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.00001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01.  Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.  The Company may, at its option, pay the Redemption Price in cash, shares of Series A-1 Common Stock (based on the Current Market Price, as defined in Section 11(b) hereof, of the Series A-1 Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b)           Immediately upon the action of the Board ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Within ten (10) days after the action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of the redemption), the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Voting Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made and in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)           Notwithstanding the setting of the Rights Dividend Declaration Date and the Record Date for the distribution of the Rights, if the staff of the Michigan Gaming Control Board advises the Company that approval of the Michigan Gaming Control Board is required for such distribution, no distribution of the Rights shall be made under this Agreement unless and until such approval is obtained.

Section 24.            Exchange.

(a)           The Company may, at its option, by action of a majority of the Board, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Series A-1 Common Stock at an exchange ratio of three-quarters (0.75) of one share of Series A-1 Common Stock, appropriately adjusted to reflect any transaction specified in Section 11(a)(ii) occurring after the date hereof, per Right (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Series A-1 Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provision of the Trust Agreement.

(b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Series A-1 Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange, with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Series A-1 Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)           In the event that there shall not be sufficient shares of Series A-1 Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Board shall take all such action as may be necessary to authorize additional shares of Series A-1 Common Stock for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii).

(d)           The Company shall not be required to issue fractions of shares of Series A-1 Common Stock or to distribute certificates which evidence fractional shares of Series A-1 Common Stock.  In lieu of such fractional shares of Series A-1 Common Stock, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Series A-1 Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Series A-1 Common Stock.  For the purposes of this subsection (e), the current market value of a whole share of Series A-1 Common Stock shall be the closing price of a share of Series A-1 Common Stock (as determined pursuant to the second and third sentences of Section 11(b) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.            Notice of Certain Events.

(a)           In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Company Voting Stock or to make any other distribution to the holders of Company Voting Stock (other than the accruing dividend to which the holders of Company Preferred Stock are entitled and other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Company Voting Stock rights or warrants to subscribe for or to purchase any additional shares of Company Voting Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Company Voting Stock (other than a reclassification involving only the subdivision of outstanding shares of Company Voting Stock), or (iv) to effect any share exchange, consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(l) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(l) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, share exchange, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Company Voting Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Company Voting Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Company Voting Stock whichever shall be the earlier.

(b)           In case any Triggering Event shall occur, then, in such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, and (ii) all references in the preceding paragraph to Company Voting Stock shall be deemed thereafter to refer, if appropriate, other securities.

(c)           The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

Section 26.            Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Greektown Superholdings, Inc.
555 E. Lafayette Ave
Detroit, MI 48226
Attention:   Glen Tomaszewski
Facsimile:  (313) 962-9263

with required copies to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention:  Allan S. Brilliant
                    Richard Goldberg
Facsimile:   (212) 698-3599

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by registered mail, postage prepaid, return receipt requested, or by overnight mail carrier requiring signature acknowledgement, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Continental Stock Transfer & Trust company
               17 Battery Place
8th Floor
New York, NY 10004
Attention:  Account Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Voting Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.            Supplements and Amendments.  Prior to the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent may, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Company Voting Stock.  From and after the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) or (ii) of the first provision to Section 23(a) hereof, shall be effective upon the concurrence of a majority of the Board), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that from and after the Distribution Date this Agreement may not be supplemented or amended to, pursuant to clause (iii) of this sentence, (A) shorten the Final Expiration Date or (B) lengthen (1) a time period relating to when the Rights may be redeemed, or to modify the ability (or inability) of the Board to redeem the Rights, in either case at such time as the Rights are not then redeemable, or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person).  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and such supplement or amendment does not change or increase the Rights Agent’s duties, liabilities, rights or obligations, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price or the number of shares ofSeries A-1 Common Stock for which a Right is exercisable, and no supplement or amendment that changes the rights, duties, liabilities or obligations of the Rights Agent under this Agreement shall be effective without the execution of such supplement or amendment by the Rights Agent.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Voting Stock.

Section 28.            Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.            Determinations and Actions by the Board, etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own shares held by another Person).  All such actions, calculations, interpretations and determinations (including, without limitation, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Rights.  The Rights Agent is entitled to always assume the Company’s Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30.            Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Company Voting Stock).

Section 31.            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth (10th) day following the date of such determination by the Board.

Section 32.            Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 33.            Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34.            Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

GREEKTOWN SUPERHOLDINGS, INC.

By	/s/ Michael Puggi
Name: Michael Puggi
Title: President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By	/s/ Margaret Villani
Name: Margaret Villani
Title: Vice President

EXHIBIT A

FORM OF MINORITY SHAREHOLDER PROTECTION AGREEMENT

by and between

GREEKTOWN SUPERHOLDINGS, INC.

and

[SHAREHOLDER]

Dated as of [ ]

TABLE OF CONTENTS

- i -

Minority Shareholder Protection Agreement, dated as of [_____________] (this “Agreement”), by and between Greektown Superholdings, Inc. (the “Company”) and [__________] (the “Shareholder”).

BACKGROUND

WHEREAS, the Company adopted that certain Rights Agreement dated as of December 31, 2012 (the “Rights Agreement”); and

WHEREAS, the Shareholder would become an Acquiring Person as defined under the Rights Agreement if the Shareholder does not execute this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Defined Terms. Terms which are capitalized herein shall have the meaning ascribed to such terms in Section 10(b) of this Agreement.

2.            Shareholder’s Board Representation. The Shareholder agrees that it shall not designate, nominate or appoint or seek to designate, nominate or appoint any member of the Board (a “Shareholder Nominee”) if such Shareholder Nominee would cause the Shareholder to have Shareholder Nominees representing fifty percent (50%) or more of the total number of seats on the Board. The Shareholder further agrees not to enter into any agreement, arrangement or understanding with any other person with regard to the designation, nomination or appointment or voting for directors of the Company in a manner that would have the effect of circumventing this provision or otherwise take any action to induce or encourage a third party to nominate, designate or vote for any candidate for the Board which would have the effect of circumventing this provision.

3.             Compliance with by-laws and applicable law. Any Shareholder Nominees shall be designated by the Shareholder by prior written notice to the Company in accordance with the Company’s by-laws and any applicable law.

4.             Voting of Shares for Board Members. The Shareholder shall have the right to vote its shares in favor of the Shareholder Nominees and in favor of other nominees for the election to the Board, so long as such other nominees, together with the Shareholder Nominees, would represent less than fifty percent (50%) of the total number of seats on the Board. As to any nominees for Director which are not permitted to be voted by the Shareholder in accordance with the preceding sentence (“Other Director Nominees”), the Shareholder shall cooperate with the Company to cause the Shareholder’s Voting Stock to be voted for each Other Director Nominee in the same proportion as all Voting Stock not beneficially owned by the Shareholder is voted with respect to each Other Director Nominee.

5.             Voting of Shares on All Other Matters. If any matter other than the election of directors is brought before the shareholders of the Company for a vote, whether at a meeting or by consent, the Shareholder shall have the right to vote in its discretion shares representing up to 29.9% of the Total Voting Power of the Company. The Shareholder shall cooperate with the Company to cause any shares representing in excess of 29.9% of the Total Voting Power of the Company (such excess, the “Excess Voting Stock”) to be voted with respect to such matters in the same proportion as all other Voting Stock not beneficially owned by the Shareholder is voted with respect to such matter.

6.            Standstill. Without the prior written consent of the Company (which consent may be granted or withheld in its sole discretion), neither the Shareholder nor any of its Affiliates shall, directly or indirectly, by purchase or otherwise, beneficially own, acquire, agree to acquire or offer to acquire Voting Stock or direct or indirect rights or options to acquire Voting Stock, except for Voting Stock beneficially owned by the Shareholder on the date hereof and set forth on Schedule 1 to this Agreement, and any Additional Shares (including any distributions in respect thereof to the extent permitted by the applicable terms of this Agreement) and except as otherwise permitted pursuant to Section 7.

7.             Dilutive Issuance. Notwithstanding Section 6, if at any time the percentage of the Total Voting Power of the Company beneficially owned by the Shareholder decreases as a result of an issuance of Voting Stock by the Company (other than any Excluded Issuance) (a “Dilutive Issuance”), the Shareholder may acquire in the secondary market or otherwise such additional number of shares of Common Stock as when added to the Voting Stock already beneficially owned by the Shareholder would enable it to maintain the Total Voting Power of the Company that the Shareholder beneficially owned prior to such Dilutive Issuance, provided, that, after giving effect to any such acquisition, the Shareholder would not be the Beneficial Owner of in excess of twenty-five percent (25%) of the aggregate ordinary voting power of all shares of Voting Stock of the Company (such additional shares acquired, the “Additional Shares”).

8.            Business Combination with the Shareholder. Neither the Shareholder nor its Affiliates shall engage in any Business Combination with the Company unless the Business Combination is approved by a majority of the members of the Company’s Board who are not Shareholder Directors and who are not otherwise designated to the Board in violation of the terms of this Agreement and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding Voting Stock which is not beneficially owned by the Shareholder or its Affiliates.

9.             Termination. This Agreement shall terminate on December 30, 2015 or at such time as the Shareholder ceases to beneficially own twenty-five percent (25%) or more of the Total Voting Power of the Company. This Agreement also may be terminated at any time by mutual written agreement of the Company and the Shareholder (provided, that a majority of the Directors who are not Shareholder Directors and who are not otherwise designated to the Board in violation of the terms of this Agreement shall have approved any such termination of this Agreement). Notwithstanding the termination of this Agreement, Section 10 shall remain in full force and effect and the Shareholder shall not be relieved from liability for intentional breach of this Agreement.

10.           Miscellaneous.

(a)           Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

(b)           Certain Definitions. As used in this Agreement, the terms have the following meanings:

“Additional Shares” shall have the meaning set forth in Section 7.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Recitals.

A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “beneficially own,” and shall be deemed to have “Beneficial Ownership” of any securities in accordance with the definition ascribed to each such term in the Rights Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Business Combination” means

(i)           any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Shareholder or an Affiliate of the Shareholder or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Shareholder or an Affiliate of the Shareholder.

(ii)           any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Company, to or with the Shareholder or an Affiliate of the Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

(iii)           any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Shareholder or an Affiliate of the Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the Effective Time; (B) pursuant to a merger under § 251(g) of the General Corporation Law of the State of Delaware that is not a merger within the meaning of clause (i) of this definition; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Company subsequent to the Effective Time; (D) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Company; provided, however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Shareholder’s proportionate share of the stock of any class or series of the Company or of the Voting Stock of the Company;

(iv)           Any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is owned by the Shareholder or an Affiliate of Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Shareholder or an Affiliate of Shareholder; or

(v)           Any receipt by the Shareholder or an Affiliate of Shareholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, including the Series A-1 Common Stock and the Series A-2 Common Stock.

“Company” shall have the meaning set forth in the recitals.

“Dilutive Issuance” shall have the meaning set forth in Section 7.

“Effective Date” shall mean the date on which this Agreement is duly executed by all parties hereto.

“Excess Voting Stock” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means, any issuances of Voting Stock upon conversion of any convertible securities which are outstanding on the date hereof (including issuances of securities upon any payment of dividends on, distributions in respect of, or issued upon conversion, exchange or exercise of, redemption of, or otherwise payable with respect to Common Stock or Preferred Stock).

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Other Director Nominee” shall have the meaning ascribed to such term in Section 4 of this Agreement.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company, including the Series A-1 Preferred Stock and the Series A-2 Preferred Stock.

“Rights Agreement” shall have the meaning set forth in the recitals.

“Shareholder” shall have the meaning set forth in the recitals.

“Shareholder Directors” means Shareholder Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

“Shareholder Nominee” shall have the meaning ascribed to such term in Section 2 of this Agreement.

 “Total Voting Power of the Company” means the total number of votes that may be cast in the election of directors of the Company if all Voting Stock then outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company beneficially owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Stock beneficially owned by such Person. In calculating such percentage, the Voting Stock beneficially owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights beneficially owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Company represented by Voting Stock beneficially owned by such Person, but such Voting Stock beneficially owned by any other Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights beneficially owned by such other Person shall not be deemed to be outstanding for purposes of computing such percentage of Total Voting Power of the Company.

“Voting Stock” means Capital Stock of the Company of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect members of the Board, managers or trustees of the Company (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), including, without limitation, the Series A-1 Common Stock, Series A-2 Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock.

(c)           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Greektown Superholdings, Inc. 555 E. Lafayette Ave Detroit, MI 48226 Attention: Glen Tomaszewski Facsimile: (313) 962-9263

with a copy to (which shall not constitute notice):

Greektown Superholdings, Inc. 555 E. Lafayette Ave Detroit, MI 48226 Attention: Richard Vitali Facsimile: (313) 962-9263

and a further copy to:

Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Allan S. Brilliant Richard Goldberg Facsimile: (212) 698-3599

If to the Shareholder:

[Shareholder Name] [_________________] Attention: Facsimile: [●]

with a copy to (which shall not constitute notice):

[__________________] Attention: Facsimile: [●]

(d)           Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(e)           Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Shareholder (provided, that a majority of the Directors who are not Shareholder Directors and who are not otherwise designated to the Board in violation of the terms of this Agreement shall have approved any such amendment or waiver of such provision of this Agreement). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(f)           Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise.

(g)           Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(h)           Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the District of Delaware or any state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(i)           Specific Performance. The parties hereto recognize that in the event that a party should refuse to perform any provision of this Agreement, monetary damages alone will not be adequate. Subject to limitations under applicable law, the parties shall be entitled, in addition to any other remedies that may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the parties hereby waive the defense that there is an adequate remedy at law and any requirement for bond or other security in connection therewith.

(j)           Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

(l)           Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(m)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

(n)           Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GREEKTOWN SUPERHOLDINGS, INC.

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Title:

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	_______Rights

NOT EXERCISABLE AFTER DECEMBER 30, 2015 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.00001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

Rights Certificate

GREEKTOWN SUPERHOLDINGS, INC

This certifies that _________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 31, 2012 (the “Rights Agreement”), between Greektown Superholdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 PM (New York City time) on December 30, 2015, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, three-quarters (0.75) of a fully paid and nonassessable share of Series A-1 Common Stock (the “Series A-1 Common Stock”), of the Company at the a purchase price of the Current Market Value (as defined in, and calculated pursuant to, the Rights Agreement) (the “Purchase Price”), per three-quarters (0.75) of one share (each such three-quarters (0.75) of one share being a “Unit”) of Series A-1 Common Stock (or in certain circumstances, cash, property or other securities of the Company), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number of Rights and number of shares which may be purchased upon exercise thereof and Purchase Price as of December 31, 2012, based on the Company Voting Stock (as defined in the Rights Agreement) and Series A-1 One Common Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Series A-1 Common Stock will be issued.

*               The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

C-1

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A-1 Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Certificates representing the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.00001 per Right, payable in shares of Series A-1 Common Stock, cash or any form of consideration deemed appropriate by the Board (as such term is defined in the Rights Agreement) at any time prior to the earlier of the close of business (as such term is defined in the Rights Agreement) on (i) the tenth (10th) calendar day following the Stock Acquisition Date (as such time period may be extended or shortened pursuant to the Rights Agreement) and (ii) the Final Expiration Date. In addition, the Rights may be exchanged at the Company’s option, in whole or in part, for shares of Series A-1 Common Stock in the manner provided in the Rights Agreement, or shares of preferred stock of the Company having substantially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Series A-1 Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Series A-1 Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _____________, _____

GREEKTOWN SUPERHOLDINGS, INC

By:
Name:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Rights Agent

By ________________________
Authorized Signature

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

Please print social security or other
identifying number of the transferor:________________________

FOR VALUE RECEIVED,_______________________ hereby sells, assigns and transfers unto:

__________________________________________________
(Please print name and address of transferee)

__________________________________________________
(Please print social security or other
identifying number of the transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate, amended (if necessary) to reflect such number of Rights, on the books of the within-named Company, with full power of substitution.

Dated:__________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

__________________________________________
(Please print name and address)

___________________________________________
(Please insert social security or other
identifying number)

______________________________________
Signature

Signature Guaranteed:__________________________

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, ____	___________________________
Signature

Signature Guaranteed:________________________

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

WARNING

In the event the Certificate set forth above in the Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to
exercise Rights represented by the Rights Certificate.)

To: GREEKTOWN SUPERHOLDINGS, INC

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

____________________________________________
(Please print name and address)

_____________________________________________
(Please print social security or other
identifying number)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

__________________________________________
(Please print name and address)

___________________________________________
(Please print social security or other
identifying number)

Dated:_______________, _____

______________________________________
Signature

Signature Guaranteed:__________________________

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, _____

______________________________________
Signature

Signature Guaranteed:________________________

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

NOTICE

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

WARNING

In the event the Certificate set forth above in the Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Election to Purchase will not be honored.

EXHIBIT C

 GREEKTOWN SUPERHOLDINGS, INC

RIGHTS AGREEMENT

SUMMARY OF RIGHTS

On December 30, 2012, the Board of Directors (the “Board”) of Greektown Superholdings, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for (A)(i) each share of Series A-1 Common Stock, par value $0.01 per share (the “Series A-1 Common Stock”), (ii) each share of Series A-2 Common Stock, par value $0.01 per share (the “Series A-2 Common Stock” and, together with the Series A-1 Common Stock, the “Company Common Stock”), (iii) each share of Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), and (iv) each share of Series A-2 Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Company Preferred Stock” and together with the Company Common Stock, the “Company Voting Stock”), in each case, of the Company outstanding at the close of business on January 15, 2013 (the “Record Date”) and (B) for each share of Company Preferred Stock issuable upon exercise of any warrants to purchase capital Company Preferred Stock and for each share of Company Preferred Stock that has been accrued as a dividend upon Company Preferred Stock. The distribution/payment date of the Rights dividend will be January 24, 2013, but such distribution/payment date may be delayed or suspended if required by the Michigan Gaming Control Board.  The Company believes that the distribution/payment of the Rights dividend does not contravene any Michigan Gaming Control Board order or any regulation, but has requested guidance from the staff of the Michigan Gaming Control Board. Each Right entitles the registered holder to purchase from the Company three-quarters (0.75) of a share of Series A-1 Common Stock at a price initially equal to the then current market price for three-quarters (0.75) of a share Series A-1 Common Stock, subject to adjustment (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated December 31, 2012, between the Company and Continental Stock Transfer & Trust Company.

The Rights Agreement is intended to protect the Company and its stockholders from efforts to obtain control of the Company that the Board of Directors determines are not in the best interests of the Company and its stockholders, and to enable all stockholders to realize the long-term value of their investment in the Company. In general terms, it works by imposing a significant penalty upon any person or group that acquires 25% or more of the Company Voting Stock without approval of the Board or without entering a Minority Shareholder Protection Agreement (described below). As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board.

C-1

For those interested in the specific terms of the Rights Agreement, the following is a summary description. Please note, however, that this description is only a summary and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed promptly by the Company. A copy of the Rights Agreement is available free of charge from the Company.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for (i) each outstanding share of Company Voting Stock, (ii) each share of Company Preferred Stock issuable upon exercise of any warrants to purchase capital Company Preferred Stock and (iii) each share of Company Preferred Stock that has been accrued as a dividend upon Company Preferred Stock. Prior to the Distribution Date referred to below:

•
the Rights will be evidenced by and trade with the certificates for the Company Voting Stock shares (or, with respect to any uncertificated Company Voting Stock shares registered in book entry form, by notation in book entry), together with a copy of this Summary of Rights, and no separate rights certificates will be distributed;

•
new Company Voting Stock share certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Company Voting Stock shares registered in book entry form, this legend will be contained in a notation in book entry); and

•
the surrender for transfer of any certificates for Company Voting Stock shares (or the surrender for transfer of any uncertificated Company Voting Stock shares registered in book entry form) will also constitute the transfer of the Rights associated with such Company Voting Stock shares.

Rights will accompany any new Company Voting Stock shares that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will become exercisable upon the earlier of (i) the close of business on the tenth (10th) calendar day after the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has acquired 25% or more of the Company Voting Stock then outstanding, or (ii) the close of business on the tenth (10th) calendar day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any person or group (other than the Company, any subsidiary of the Company, any employee benefit and/or savings plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent, if upon consummation thereof, such person or group would own 25% or more of the Company Voting Stock then outstanding.

The date on which the Rights become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the holders of the Company Voting Stock as of the close of business on the Distribution Date and the Rights will become transferable apart from the Company Voting Stock shares. Thereafter, such Rights certificates alone will represent the Rights.

A person that would otherwise become an Acquiring Person, can avoid triggering the Distribution Date by signing the Minority Shareholder Protection Agreement that is attached as an Exhibit to the Rights Agreement. Existing shareholders that hold more than the 25% threshold may avoid triggering the exercisability of the Rights by complying with the covenants in the Minority Shareholder Protection Agreement.

Minority Shareholder Protection Agreement

The Minority Shareholder Protection Agreement provides that the signing shareholder (1) is only entitled to nominate less than 50% of the Board and with respect to votes for directors other than their nominees for less than 50% of the Board the signing shareholder must cast its votes in the same proportion as the votes not controlled by the signing shareholder, (2) may not engage in transactions with the Company (including mergers and other transactions to extract value from its relationship with the Company) without approval of the majority of the members of the Board who are not nominated by the signing shareholder and approval of 2/3rds of the votes of shareholders other than the signing shareholder, and (3) will only be allowed to cast 29.9% of the total votes of the Company Voting Stock with respect to any matter other than the election of directors (votes above 29.9% controlled by the signing shareholder would be cast in the same proportion as the votes not controlled by the signing shareholder). Additionally, the Minority Shareholder Protection Agreement provides for a standstill to prevent the acquisition of additional shares by the signing shareholder.

Shares of Series A-1 Common Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, three-quarters (0.75) of a share of Series A-1 Common Stock for a purchase price of 100% of the current market value of three-quarters (0.75) of a share of Series A-1 Common Stock (the “Purchase Price”).

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 25% or more of the Company Voting Stock, then each Right will entitle the holder thereof to purchase, for 50% of the then current Purchase Price, three-quarters (0.75) of a share of Series A-1 Common Stock (or, in certain circumstances, cash, property or other securities of the Company). However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of 25% or more of the Voting Stock, (i) the Company engages in a share exchange with or consolidates with, or mergers with and into, any other entity, and the Company is not the surviving corporation of such share exchange, consolidation or merger, (ii) any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Company Voting Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, at the then current Purchase Price, a number of shares of common stock of the entity engaging in the transaction obtained by dividing the then current Purchase Price for three-quarters of a share of Series A-1 Common Stock by 50% of the then-current market value of the common stock of the entity engaging in such transaction.

Redemption of the Rights

The Rights will be redeemable at the Board’s option for $0.00001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the earlier of the 10th calendar day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 25% or more of the Company Voting Stock, or the close of business on the expiration date of the Rights. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.00001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend, a stock split or a similar transaction.

Notwithstanding the setting of the Record Date and the payment date of the Rights dividend, no distribution of the Rights shall be made under the Rights Agreement if the approval of such distribution by the Michigan Gaming Control Board is required for such distribution, unless and until such approval is obtained.

Exchange Provision

The Company may, at its option, by action of a majority of the Board, at any time after an Acquiring Person obtains beneficial ownership of 25% or more of the Voting Stock, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of the Rights Agreement) for Series A-1 Common Stock at an exchange ratio of three-quarters (0.75) of one share of Series A-1 Common Stock, appropriately adjusted to reflect any transaction specified in the Rights Agreement occurring after the date hereof, per Right. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 P.M., New York City time, on December 30, 2015, or such later date as may be established by the Board prior to the expiration of the Rights or (ii) the time at which the Rights are redeemed or exchanged as provided in the Rights Agreement.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of any holders of certificates representing shares of Company Voting Stock on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to shorten or lengthen any time period pursuant to the Rights Agreement or to make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the type of shares issuable upon exercise of the Rights to prevent dilution that may occur from a reclassification of the Company Voting Stock.

With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price. Any adjustments which are not required to be made pursuant to the previous sentence shall be carried forward and taken into account in any subsequent adjustment.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.